Contact:          Robert F. Baker
                  212-783-6299

For immediate release:

         SALOMON INC REPORTS QUARTERLY NET INCOME OF $112 MILLION

New York, October 22, 1996 -- Salomon Inc today announced third quarter net income of $112 million compared with $268 million in the 1995 third quarter. For the nine months ended September 30, 1996, net income was $679 million, up from $289 million in the comparable 1995 period. Primary return on equity for the three and nine month periods ended September 30, 1996 was 8.7% and 20.2%, respectively. Primary earnings per share for the 1996 three and nine month periods were $.88 and $5.90, respectively.

Chairman and Chief Executive Officer Robert E. Denham, said: "While quarter-to-quarter trading results are variable, overall Salomon Inc results for the first nine months of 1996 ($679 million net income) and the latest twelve months ($847 million net income) are very strong."

Salomon Brothers, the Company's global investment banking and securities business, recorded pretax earnings of $176 million for the third quarter of 1996 and $1.1 billion for the nine months ended September 30, 1996. For the comparable 1995 three and nine month periods, Salomon Brothers earned $381 million and $497 million, respectively, before taxes. Revenues, net of interest expense, for the 1996 nine month period were $3.0 billion, up 36% from the $2.2 billion reported in the comparable 1995 period. Commenting on Salomon Brothers' results, Deryck C. Maughan, Salomon Brothers' Chairman and Chief Executive Officer, said: "This was a relatively quiet quarter for our sales and trading business; our investment banking business continued to show good momentum."

Key items regarding Salomon Brothers performance:

     Global investment banking revenues (underwriting plus advisory) were $187 million for the quarter, up 46% from the 1995 third quarter, reflecting a doubling of underwriting revenues. For the 1996 nine month period, investment banking revenues were $619 million compared with $304 million in the 1995 nine month period.

     Fixed income sales and trading net revenues were $598 million for the quarter, down from $733 million in the 1995 third quarter, reflecting lower revenues from trading for the Firm's account and from customer sales and trading. For the 1996 nine month period, revenues were $2.0 billion compared with $1.2 billion in the 1995 nine month period.

     Equity sales and trading net revenues were negative $26 million for the quarter, compared with positive results of $196 million in the 1995 third quarter, primarily the result of losses on the Firm's long-term proprietary equity arbitrage strategies. For the 1996 nine month period, revenues were $306 million compared with $643 million in the 1995 nine month period.

Sales and trading net revenues for both fixed income and equities include the results of customer sales and trading as well as long-term arbitrage strategies carried out in the Firm's proprietary trading business.

Phibro, the Company's commodity trading business, recorded pretax earnings of $7 million in the third quarter, down from $68 million in the third quarter of 1995. Pretax earnings for the nine months ended September 30, 1996 were $135 million, up from $29 million in the comparable period of 1995.

Basis Petroleum, the Company's oil refining and marketing business, recorded a pretax loss of $46 million in the third quarter of 1996 compared with a pretax loss of $9 million in the 1995 third quarter. The decline in Basis' results was primarily attributable to weaker U.S. Gulf Coast refining margins. For the nine months ended September 30, 1996, Basis recorded a pretax loss of $114 million compared with a pretax loss of $59 million in the comparable 1995 period. Basis' second quarter 1996 results include $23 million of nonrecurring income in connection with the reduction of the minimum crude oil inventory needed to support its refining activities.

In August 1996, Basis' Residfiner/ROSE unit complex became operational at its Texas City refinery. This enables Basis to improve margins by processing heavier, lower cost, crude oil feedstocks into higher valued refined products while significantly reducing Basis' exposure to the residual fuel oil market. For several weeks after becoming operational the complex was in a start-up mode, resulting in a less than optimal throughput and yield. Nevertheless, the complex contributed to an improvement in gross refining margins later in the quarter that substantially offset incremental operating costs attributable to the complex that were incurred throughout the quarter. Although the aggregate impact of the Residfiner/ROSE unit complex on Basis' third quarter results were not significant, Basis estimates that its pretax loss would have been reduced by $20-$25 million assuming the operation of a fully optimized Residfiner/ROSE unit complex for the entire quarter. In periods of depressed crackspreads and tightness in the spreads between heavy and light crudes, a fully optimized Residfiner/ROSE unit complex, in and of itself, is not enough to restore Basis' refining operations to profitability.

Corporate and other includes a pretax gain of $48 million ($31 million aftertax) resulting from the third quarter sale of The Mortgage Corporation Limited ("TMC") and its affiliates to First National Building Society of Ireland.

The decrease in the Company's compensation and employee-related expenses in the 1996 third quarter reflects the lower level of earnings. Compensation and employee-related expenses for the nine months ended September 30, 1996 were $1.6 billion, up 18% from the comparable period of 1995, reflecting the improvement in nine month earnings. Total noncompensation expenses for the 1996 third quarter were $183 million, consistent with average recurring noncompensation expenses over the prior four quarters. The increase in technology expenses in the quarter reflects a higher level of technology hardware purchases.

Total common and perpetual preferred equity has increased from $4.1 billion at December 31, 1995, to $4.8 billion at September 30, 1996. In addition, in July 1996, the Company issued $345 million of 9.5% Trust Preferred Stock Units ("TRUPS"), which are substantially equivalent to perpetual preferred from a capital analysis standpoint. Book value per common share was $40.67 at September 30, 1996, compared with $35.84 at the end of 1995. Average assets for the quarter were $191 billion.

Salomon Inc selected financial information and the Unaudited Consolidated Statement of Income follow:


                                                       SALOMON INC AND SUBSIDIARIES
                                                 Selected Financial Information (unaudited)
                                                (Dollars in millions, except per share data)


                                                                   Quarter ended                           Nine months ended
                                                    ---------------------------------------------     ----------------------------
                                                     Sept. 30,       June 30,         Sept. 30,        Sept. 30,       Sept. 30,
                                                       1996            1996             1995             1996            1995
                                                    ------------    ------------     ------------     ------------    ------------

SUMMARY OF OPERATING RESULTS BY BUSINESS:
Income (loss) before income taxes:
   Salomon Brothers                               $         176   $         525    $         381    $       1,069   $         497
   Phibro                                                     7             (17)              68              135              29
   Basis Petroleum                                          (46)            (13)              (9)            (114)            (59)
   Corporate and other                                       49             (11)              (1)              41               7
                                                    ------------    ------------     ------------     ------------    ------------
   Income before income taxes                     $         186   $         484    $         439    $       1,131   $         474
                                                    ============    ============     ============     ============    ============

Salomon Brothers' revenues, net of interest expense:
       Fixed income sales and trading             $         598   $         706    $         733    $       2,036   $       1,224
       Equity sales and trading                             (26)            268              196              306             643
       Global investment banking                            187             251              128              619             304
       Asset management                                      13              11                9               36              28
       Other                                                  -               -                -                -               6
                                                    ------------    ------------     ------------     ------------    ------------
          Total Salomon Brothers' revenues,
            net of interest expense               $         772   $       1,236    $       1,066    $       2,997   $       2,205
                                                    ============    ============     ============     ============    ============

RETURN ON AVERAGE COMMON STOCKHOLDERS' EQUITY:
   Primary                                                  8.7 %          26.1%            28.0%            20.2%            8.9%
   Fully diluted*                                           8.5            23.8             24.6             18.6             8.6
                                                    ============    ============     ============     ============    ============

PER COMMON SHARE:
     Cash dividends                               $        0.16   $        0.16    $        0.16    $        0.48   $         0.48
     High market price                                   46 7/8          44 1/4           41 1/8           46 7/8           43 1/4
     Low market price                                        38          36 1/8           34 3/4           34 7/8           32 1/4
     Ending market price                                 45 5/8              44           38 1/2      ============    ============
     Book value at quarter-end*                           40.67           40.08            34.49
                                                    ============    ============     ============


AT QUARTER-END:
     Average assets for the quarter               $     191,000   $     193,000    $     163,000
     Common equity                                        4,341           4,266            3,687
     Redeemable preferred equity                            560             560              700
     Perpetual preferred equity                             450             562              312
     TRUPS                                                  345               -                -
                                                    ============    ============     ============

*Assumes conversion of redeemable preferred stock unless such assumptions result in higher returns on equity or book value than determined under the primary method.




                                                     SALOMON INC AND SUBSIDIARIES
                                                Consolidated Statement of Income (unaudited)
                                                (Dollars in millions, except per share data)



                                                             Quarter ended                                Nine months ended
                                            -------------------------------------------------       -------------------------------
                                             Sept. 30,          June 30,         Sept. 30,           Sept. 30,         Sept. 30,
                                               1996              1996              1995                1996              1995
                                            -------------     -------------     -------------       -------------     -------------
Revenues:
     Interest and dividends                $        1,367    $        1,436    $        1,611      $        4,376    $        5,163
     Principal transactions                           307               584               691               1,542               809
     Investment banking                               187               251               128                 619               304
     Commissions                                       69                75                82                 234               252
     Other                                             30                16                24                  19                30
                                             -------------     -------------     -------------       -------------     -------------
     Total revenues                                 1,960             2,362             2,536               6,790             6,558
     Interest expense                               1,144             1,143             1,355               3,562             4,233
                                             -------------     -------------     -------------       -------------     -------------
Revenues, net of interest expense                     816             1,219             1,181               3,228             2,325
                                             -------------     -------------     -------------       -------------     -------------

Noninterest expenses:
     Compensation and employee-related                447               551               557               1,554             1,312
     Technology                                        71                59                64                 185               192
     Professional services and business
         development                                   45                51                45                 140               125
     Occupancy                                         42                44                45                 129               128
     Clearing and exchange fees                        20                18                15                  55                48
     Other                                              5                12                16                  34                46
                                              -------------     -------------     -------------       -------------     ------------
Total noninterest expenses                            630               735               742               2,097             1,851
                                              -------------     -------------     -------------       -------------     ------------

Income before income taxes                            186               484               439               1,131               474
Income tax expense                                     74               193               171                 452               185
                                              -------------     -------------     -------------       -------------     ------------
Net income                                 $          112    $          291    $          268      $          679    $          289
                                              =============     =============     =============       =============     ============


EARNINGS AVAILABLE FOR FULLY
DILUTED EARNINGS PER SHARE                 $          102    $          282    $          263      $          654    $          274
                                              =============     =============     =============       =============     ============


EARNINGS PER SHARE:
Primary                                    $         0.88    $         2.58    $         2.36      $         5.90    $         2.22
Fully diluted*                                       0.85              2.34              2.10                5.41              2.19
                                              =============     =============     =============       =============     ============


WEIGHTED AVERAGE SHARES
OF COMMON STOCK
OUTSTANDING (in thousands):
For primary earnings per share                    105,500           105,400           106,600             105,800           106,500
For fully diluted earnings per share              120,600           120,600           125,400             121,000           125,300
                                              =============     =============     =============       =============     ============

*Assumes conversion of redeemable preferred stock unless such assumptions result in higher earnings per share than determined under the primary method.